UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 24, 2014

REXFORD INDUSTRIAL REALTY, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36008	46-2024407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11620 Wilshire Boulevard, Suite 1000, Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 966-1680

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 27, 2014, Rexford Industrial Realty, Inc. (the “Company”), through its operating partnership, Rexford Industrial Realty, L.P. (the “Operating Partnership”), completed the acquisition of an industrial portfolio consisting of nine properties, aggregating approximately 817,166 square feet (the “Portfolio”), from a third-party seller (the “Seller”).

The purchase price for the Portfolio was approximately $88.5 million, exclusive of brokerage commissions and closing costs.  The Company funded the acquisition as follows: (i) $48.5 million with a new loan secured by certain properties in the Portfolio, as described in more detail in Item 2.03 of this Current Report on Form 8-K (this “Current Report”) and (ii) cash from drawing on the Company’s revolving credit facility in an amount which, when combined with the brokerage commissions, closing costs and proration adjustments, was approximately $40.2 million.

The table below sets forth relevant information with respect to the properties in the Portfolio acquired:

Property Address	City	Number of Buildings	Asset Type	Year Built	Rentable Square Feet	Number of Leases	Occupancy(1)	Annualized Base Rent(2)	Percentage of Total Annualized Base Rent(3)	Total Annualized Base Rent per Square Foot(4)	Ownership Interest
14955-14971 E Salt Lake Ave.	Industry	1	Warehouse / Distribution / Manufacturing	1979	126,036	4	100%	$853,632	15.7%	$6.77	100%
3880 W. Valley Blvd.	Pomona	1	Manufacturing / Distribution	1980	108,703	1	100%	$705,888	13.0%	$6.49	100%
5235 E. Hunter Ave.	Anaheim	1	Manufacturing / Office	1987	119,692	3	100%	$842,448	15.5%	$7.04	100%
9340 Cabot Drive	San Diego	1	Manufacturing / Distribution	1975/6	86,564	2	84%	$576,900	10.6%	$6.66	100%
9404 Cabot Drive	San Diego	1	Distribution	1975/6	46,846	1	100%	$452,436	8.3%	$9.66	100%
9455 Cabot Drive	San Diego	1	Distribution	1975/6	96,840	1	84%	$651,240	12.0%	$6.72	100%
9755 Distribution Ave.	San Diego	1	Warehouse / Distribution	1974	47,666	2	100%	$336,792	6.2%	$7.07	100%
9855 Distribution Ave.	San Diego	1	Warehouse / Distribution	1983	60,819	2	100%	$537,756	9.9%	$8.84	100%
1601 Alton Parkway	Irvine	1	R&D/Manufacturing	1974	124,000	1	40%	$467,892	8.6%	$3.77	100%
		9			817,166	17	87%	$5,424,984	100%	$7.61

(1) Represents the occupancy at such property as of June 27, 2014.
(2) Calculated as monthly contracted base rent per the terms of the lease(s) at such property for June 2014, multiplied by 12. Excludes rent abatements.
(3) Calculated as annualized base rent for such property divided by annualized base rent for the total Portfolio as of June 27, 2014.
(4) Calculated as annualized base rent for such property divided by leased square feet for such property as of June 27, 2014.

The table below sets forth a summary schedule of lease expirations for leases in place in the Portfolio as of the date of acquisition, plus available space, for each of the calendar years noted below commencing with December 31, 2014.  The information set forth in the table assumes that tenant exercise no renewal options and no early termination rights.

Year of Lease Expiration	Number of Leases Expiring	Total Rentable Square Feet(1)	Annualized Base Rent(2)	Percentage of Annualized Base Rent(3)	Annualized Base Rent per Square Foot(4)
Available	4	104,482	$-	0.0%	$-
2014	-	-	-	0.0%	-
2015	6	147,962	1,030,932	19.0%	6.97
2016	7	329,534	2,415,792	44.5%	7.33
2017	4	109,475	946,584	17.4%	8.65
2018	-	-	-	0.0%	-
2019	3	104,726	843,816	15.6%	8.06
2020	-	-	-	0.0%	-
2021	-	-	-	0.0%	-
2022	1	20,987	187,860	3.5%	8.95
Total Portfolio	25	817,166	$5,424,984	100.0%	$7.61

(1) Represents the contracted square footage upon expiration.
(2) Calculated as monthly contracted base rent per the terms of such lease(s) for June 2014, multiplied by 12. Excludes rent abatements.
(3) Calculated as annualized base rent set forth in this table divided by annualized base rent for the total Portfolio as of June 27, 2014.
(4) Calculated as annualized base rent for such leases divided by leased square feet for such leases at each of the properties so impacted by the lease expirations as of June 27, 2014.

We believe that existing occupancy and expiring leases in the Portfolio both present the Company with value-add opportunities to reposition certain properties in order to deliver high-demand product capable of achieving higher rents.  The Company expects to undertake a value-add capital improvement program at the Alton property in the near future, including dividing a larger space into three dock-high units with new office areas.   The Company expects that this capital improvement program will take approximately six to eight months to complete, and has budgeted approximately $3.0 million for capital expenditures to complete these value-add improvements.  At the 9455 Cabot property, the Company expects to undertake a capital improvement program to complete dividing of a vacant space.  The Company expects these improvements to take approximately three to five months to complete, and has budgeted approximately $550,000 for the work.  Except for the capital improvement programs noted above, and other than normally recurring capital expenditures and tenant improvements, the Company has no present plans with respect to renovation, improvement or redevelopment of the Portfolio.  The Company expects to finance these capital improvement programs from cash on hand and proceeds drawn from its revolving credit facility.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 24, 2014, Rexford Industrial – SDLAOC, LLC, a wholly-owned subsidiary (the “Borrower”) of the Operating Partnership entered into a Loan and Security Agreement (the “Loan”) by and among the Borrower with JPMorgan Chase Bank, N.A., as Administrative Agent, the Lenders referenced therein, and J.P. Morgan Securities LLC, as Sole Bookrunner and Sole Lead Arranger, for amount equal to $48.5 million, to partially fund the acquisition of the Portfolio described in Item 2.01 of this Current Report.  The Loan has an initial three-year term with one 24-month extension option available, subject to certain conditions, and matures on June 24, 2017.  The Loan bears interest, at the Borrower’s option, at either (i) LIBOR plus 1.55% or (ii) the alternate base rate plus 0.55%.

The Loan is secured by the first priority deed of trust on eight of the nine properties in the Portfolio and is guaranteed by the Operating Partnership.

The Loan includes a series of customary covenants that the Borrower must comply with, in addition to a performance covenant that is tested annually and requires the achievement of a minimum in-place debt yield of 9.25% by the Properties.

The Loan may be voluntarily prepaid in whole or in part at any time without premium or penalty.

The Loan contains usual and customary events of default including defaults in the payment of principal, interest or fees, defaults in compliance with the covenants set forth in the Loan, cross-defaults to certain other indebtedness, and bankruptcy and other insolvency defaults. If an event of default occurs and is continuing under the Loan, the unpaid principal amount together with all accrued unpaid interest and other amounts owing in respect thereof, may be declared immediately due and payable.

The foregoing summary of the Loan does not purport to be complete and is qualified in its entirety by reference to the Loan, a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

On June 26, 2014, the Company elected to draw down a portion of the previously established $200.0 million revolving credit facility.  The Company elected to borrow $39.5 million at one-month LIBOR plus the applicable margin (the “Facility Borrowing”).  The Facility Borrowing was used to fund a portion of the remaining balance of the purchase price of the Portfolio, which transaction funded and closed on June 27, 2014, as disclosed in detail in Item 2.01 of this Current Report.

Upon the one-month maturity date of the Facility Borrowing, the Company may elect to either repay all or a portion of the Facility Borrowing, or convert the Facility Borrowing to a new borrowing at either the then applicable rate plus an applicable margin.

After giving effect to the acquisition of the Portfolio and the related borrowing under the Company’s revolving credit facility, there is approximately $99.9 million drawn under that revolving facility, and an additional $100.0 million under the related senior unsecured term loan facility.  The current borrowing capacity under the Company’s revolving credit facility is $200.0 million; accordingly, after giving effect to the acquisition of the Portfolio, the Company will have approximately $100.1 million available under the revolving credit facility to fund the above-mentioned capital improvement programs, additional acquisitions and working capital needs.

Item 7.01	Item 7.01 Regulation FD Disclosure.

On June 30, 2014, the Company issued a press release announcing the acquisition of the Property.  A copy of the press release is furnished with this Current Report as Exhibit 99.1 and is incorporated herein by reference.

The information included in this Current Report under this Item 7.01 (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing. The information included in this Current Report under this Item 7.01 (including Exhibit 99.1 hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD

Item 9.01	Financial Statements and Exhibits.

(a)

Financial statements of businesses acquired. To the extent required by this item, audited financial statements will be filed as an amendment on Form 8-K/A to this report as soon as practicable but no later than 71 calendar days after the latest date on which this initial Form 8-K is required to be filed.

(b)

Pro Forma Financial Information. To the extent required by this item, pro forma financial information will be filed as an amendment on Form 8-K/A to this report as soon as practicable but no later than 71 calendar days after the latest date on which this initial Form 8-K is required to be filed.

(d)	Exhibits.

10.1

Loan and Security Agreement, dated as of June 24, 2014, by and among Rexford Industrial – SDLAOC, LLC, as borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, the Lenders referenced therein, and J.P. Morgan Securities, LLC, as Sole Bookrunner and Sole Lead Arranger.

99.1	Press Release dated June 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rexford Industrial Realty, Inc.

June 30, 2014	/s/ Michael S. Frankel
Michael S. Frankel Co-Chief Executive Officer (Principal Executive Officer)

June 30, 2014	Rexford Industrial Realty, Inc.

/s/ Howard Schwimmer
Howard Schwimmer Co-Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit Number	Description

10.1

Loan and Security Agreement, dated as of June 24, 2014, by and among Rexford Industrial – SDLAOC, LLC, as borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, the Lenders referenced therein, and J.P. Morgan Securities, LLC, as Sole Bookrunner and Sole Lead Arranger.

99.1	Press Release dated June 30, 2014